UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2024

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CEAD	Nasdaq Capital Market
Warrants to purchase Common Stock	CEADW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the reverse stock split, announced June 4, 2024, each twelve (12) shares of the Company’s outstanding common stock, $0.00001 par value per share, will be automatically combined and converted into one (1) outstanding share of common stock, $0.00001 par value per share. In addition, the current publicly traded common stock purchase warrants will be adjusted under the current terms of the warrant agreement so that each 12 warrants will be entitled to acquire one share of common stock at a revised purchase price per share of $60.00.

The Company will continue to be subject to periodic reporting and other requirements under the Securities and Exchange Act and the common stock and common stock purchase warrants will continue to be listed on the Nasdaq Capital Market “CEAD” and “CEADW,” respectively.

The purpose of the reverse stock split is to maintain the Company’s listing of its common stock and publicly traded common stock purchase warrants on the Nasdaq Capital Market. The Company, however, cannot assure that the price of its common stock after the reverse stock split will reflect the reverse split ratio, that the price per share following the reverse split will be maintained for any period of time, or that the price will remain above the pre-split trading price.

Shares of the Company’s common stock have been assigned a new CUSIP number (86887P309). The common stock purchase warrants will retain their current CUSIP number.

The common stock is expected to begin trading on a split-adjusted basis, beginning on Friday, June 7, 2024.

No fractional shares will be issued and any fractional shares resulting from the reverse stock split will be rounded up to the next whole share. Stockholders holding shares of CEAD common stock at registered brokerage firms, should consult with their broker for further information on their account. Stockholders who hold shares with our transfer agent will receive information in the mail about their accounts over the next few days. On June 4, 2024, the Company filed an amendment to its certificate of incorporation to effect a reverse split of the outstanding shares of common stock at the rate of one new share for every 12 shares then outstanding, rounding up to the next whole share for fractional shares resulting from the reverse split.

A copy of the amendment to the certificate of incorporation of the Company is attached, which shows the reverse split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2024	CEA INDUSTRIES INC.

	By	/s/ Anthony K. McDonald
Anthony K. McDonald
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Amendment to Articles of Incorporation to effect a reverse split filed with the State of Nevada on May 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).